UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2010

FIVE STAR QUALITY CARE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1–16817	04–3516029
(Commission File Number)	(IRS Employer Identification No.)

400 Centre Street, Newton, Massachusetts	02458
(Address of Principal Executive Offices)	(Zip Code)

617–796–8387

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐ Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐ Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 8.01                                       Other Events.

On May 12, 2010, the Board of Directors of Five Star Quality Care, Inc., or the Company, received a letter from the Board of Trustees of Senior Housing Properties Trust, or SNH, the Company’s largest landlord, requesting that the Board of Directors of the Company consider appointing a committee of the Company’s Independent Directors to meet with a committee of SNH’s Independent Trustees to consider possible transactions between the Company and SNH in light of recent tax law changes with respect to real estate investment trusts and the recent enactment of the Patient Protection and Affordable Care Act, as further set forth in that letter.  In response, on May 12, 2010, the Company’s Board of Directors appointed a special committee consisting of its Independent Directors with authority to join such a dialogue and to consider these matters further, including engaging in possible negotiations regarding transactions of the type referenced in the letter or other possible transactions.   A copy of the letter is attached hereto as Exhibit 99.1.  Although the Company expects that the possible transactions referenced in the letter will be considered by the special committee of the Board of Directors of the Company, the topics to be considered may change at any time.  There can be no assurance that any of the potential transactions referred to in the letter or in this report will be further explored, pursued or undertaken or that other types of actions will, or will not, be explored, pursued or undertaken.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

99.1                                                                         Letter to the Board of Directors of Five Star Quality Care, Inc. from the Board of Trustees of Senior Housing Properties Trust, dated May 12, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE STAR QUALITY CARE, INC.

By:	/s/ Bruce J. Mackey Jr.
Bruce J. Mackey Jr.
President and Chief Executive Officer

Dated: May 14, 2010

EXHIBIT INDEX

Exhibit	Description

99.1	Letter to the Board of Directors of Five Star Quality Care, Inc. from the Board of Trustees of Senior Housing Properties Trust, dated May 12, 2010